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                                                                   Exhibit 10(l)

                               AMENDING AGREEMENT
                               ------------------

THIS AMENDING AGREEMENT made effective the 27th day of August, 1998.


BETWEEN:

          INTERNATIONAL MINERALS & CHEMICAL (CANADA) GLOBAL LIMITED, a Canada corporation, having its registered office at Esterhazy, Saskatchewan
          (hereinafter referred to as "IMC")

                                                               OF THE FIRST PART

                                    - and -

          POTASH CORPORATION OF SASKATCHEWAN INC., a Saskatchewan corporation, having its registered office at Saskatoon, Saskatchewan
          (hereinafter referred to as "PCS")


                                                              OF THE SECOND PART


WHEREAS:

A. As of January 31, 1978 IMC and Potash Corporation of Saskatchewan (hereinafter referred to as "PC") entered into a Restated Mining and Processing Agreement (hereinafter called the "Restated Mining and Processing Agreement") relative to the mining and processing by IMC of potash ore owned or controlled by PC, at the Esterhazy Facilities;

B. IMC, PC and Potash Corporation of Saskatchewan Mining Limited (hereinafter referred to as "PCS Mining") entered into an assignment agreement as of January 31, 1979 whereby PCS Mining acquired from PC all right, title and interest of PC in and to the Restated Mining and Processing Agreement;

C. IMC and PCS entered into a Novation Agreement as of November 16, 1989 whereby PCS assumed all the rights and obligations of PCS Mining under the Restated Mining and Processing Agreement and IMC released PCS Mining from all obligations under the Restated Mining and Processing Agreement;

D. IMC and PCS entered into an agreement to amend the Restated Mining and Processing Agreement on December 21, 1990 to clarify the rights and obligations of the parties in the event IMC constructs Satellite Facilities to contend with excess flooding (the Restated Mining and Processing Agreement as so amended being herein referred to as the "Agreement");

E. Effective as of February 22, 1995 IMC changed its name from International Minerals & Chemical Corporation (Canada) Limited to International Minerals & Chemical (Canada) Global Limited;


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F.   IMC and PCS desire to amend the Agreement to move from a non-calendar fiscal year, as currently provided in the Agreement, to a calendar fiscal year; and

G. IMC and PCS have agreed to amend certain provisions of the Agreement in the manner hereinafter set forth.

     NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, IMC and PCS agree that the Agreement is hereby amended as follows:


1. The definition of "Expansion Costs" in subsection 1.01(g) is deleted and replaced with the following:

     '"Expansion Costs": Capital Expenditures incurred for the expansion of the capacity of the Esterhazy Facilities to produce in excess of 4.2 million Tons of Finished Potash Products per Fiscal Year or in excess of
     2.1 million Tons of Finished Potash Products per Fiscal Year where the Fiscal Year is the Stub Year, pursuant to this Processing Agreement. Expansion Costs shall not include any Satellite Facility Costs.'

2. The definition of "Fiscal Year" in subsection 1.01(i) is deleted and replaced with the following:

     '"Fiscal Year" shall mean:

     (i) at any time on or before June 30, 1998, a period of twelve (12) consecutive months commencing July 1 and ending June 30;

     (ii)  between July 1, 1998 and December 31, 1998, the period of six
           (6) consecutive months commencing July 1 and ending December 31; and

     (iii) at any time on or after January 1, 1999, a period of twelve
           (12) consecutive months commencing January 1 and ending December 31.'

3.   A new subsection 1.01(t) is added as follows:

     '"Stub Year": That Fiscal Year commencing July 1, 1998 and ending December 31, 1998.'

4. The last complete sentence of subsection 3.01(a) is deleted in its entirety and replaced with the following:

     "Should PCS require Finished Potash Products in excess of such quantities during any Fiscal Year after the Fiscal Year ending June 30, 1978, IMC will provide such excess requirements to the extent that any portion of the capacity of 4,200,000 Tons of Finished Potash Products for the Fiscal Year (2,100,000 Tons of Finished Potash Products where the Fiscal Year is the Stub Year) is unused and available for such purpose, and if PCS shall participate in any expansion of the Esterhazy Facilities beyond such capacity of 4,200,000 Tons (or 2,100,000 Tons where the Fiscal Year is the Stub Year) in accordance with Section 6.01(b), then IMC will provide such excess requirements to the extent that any portion of such expanded capacity is unused and available for such purpose."

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5.   Subsection 3.01(c) is deleted and replaced with the following:

     "(c) Subject to the provisions of this Article III, for the Fiscal Year commencing July 1, 1977 and for each succeeding Fiscal Year during the term of this Processing Agreement, IMC will mine and process and PCS will commit to have mined and processed by and will take delivery from IMC pursuant to this Processing Agreement of not less than 500,000 Tons per Fiscal Year (250,000 Tons where the Fiscal Year is the Stub Year) of Finished Potash Products and, at the option of PCS exercised by notice given in accordance with Section 3.02 below, up to a maximum of 1,050,000 Tons of Finished Potash Products per Fiscal Year (525,000 Tons where the Fiscal Year is the Stub Year), provided that if the actual annual capacity of the Esterhazy Facilities at the commencement of any Fiscal Year is less than 4,200,000 Tons of Finished Potash Products, or if the potash producing license or licenses issued to IMC and PCS under a potash allocation system then in effect in Saskatchewan aggregate less than 4,200,000 Tons of Finished Potash Products, IMC will mine and process, and PCS will commit to have mined and processed by and will take delivery from IMC pursuant to this Processing Agreement of a number of tons of Finished Potash Products not to exceed PCS's proportionate share of the actual annual capacity or said aggregate of such potash producing license or licenses, which proportionate share shall be 26.316% of any Tonnage up to 3,800,000 Tons (1,900,000 Tons where the Fiscal Year is the Stub Year) and 12.5% of any Tonnage over 3,800,000 Tons (1,900,000 Tons where the Fiscal Year is the Stub Year) up to 4,200,000 Tons (2,100,000 Tons where the Fiscal Year is the Stub Year).

     Notwithstanding anything to the contrary in this Processing Agreement, while a potash allocation system is in effect in Saskatchewan, IMC shall not be obligated to produce the requirements of PCS in excess of the quantity of Finished Potash Products which PCS is licensed to produce, nor shall IMC be obligated to produce for PCS any quantity of Finished Potash Products which PCS may be licensed to produce in excess of the requirements which IMC is obligated to produce for PCS under this Section 3.01."

6.   Clause 3.02(a)(i) shall be deleted and replaced with the following:

     "(i) If the total quantity of Finished Potash Products requested by PCS for such Fiscal Year is equal to the amount of Finished Potash Products committed to be taken by PCS during the current Fiscal Year in accordance with notice given under this Section 3.02, plus or minus not more than 25%, then such notice shall be given by the first day of the third month immediately preceding the first day of such Fiscal Year; or"

7.   Clause 3.02(a)(ii) shall be deleted and replaced with the following:

     "(ii) If the total quantity of Finished Potash Products requested by PCS for such Fiscal Year is equal to the amount of Finished Potash Products committed to be taken by PCS during the current Fiscal Year in accordance with notice given under this Section 3.02, plus or minus more than 25% and up to 50%, then such notice shall be given by the first day of the sixth month immediately preceding the first day of such Fiscal Year; or"

8.   Clause 3.02(a)(iii) shall be deleted and replaced with the following:

     "(iii) If the total quantity of Finished Potash Products requested by PCS for such Fiscal Year is equal to the amount of Finished Potash Products committed to be taken by PCS during the current Fiscal Year in

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     accordance with notice given under this Section 3.02, plus or minus more than 50%, then such notice shall be given by the first day of the ninth month immediately preceding the first day of such Fiscal Year."

9.   A new clause 3.02(a)(v) is added as follows:

     "(v) Notwithstanding anything contained in clauses 3.02(a)(i), (ii) and
     (iii), IMC and PCS hereby acknowledge and agree that where the Fiscal Year is the Stub Year, during such Fiscal Year PCS's requirements for Finished Potash Products shall be an aggregate of 350,000 Tons and PCS shall be deemed to have furnished IMC with notice of such requirement for Finished Potash Products in accordance with this Section 3.02."

10.  A new clause 3.02(a)(vi) is added as follows:

     "(vi) Notwithstanding anything contained in clauses 3.02(a)(i), (ii) and
     (iii), IMC and PCS hereby acknowledge and agree that for the first six months of that Fiscal Year commencing January 1, 1999 and ending December 31, 1999, PCS's requirements for Finished Potash Products shall be an aggregate of 350,000 Tons and PCS shall be deemed to have furnished IMC with notice of such requirement for Finished Potash Products in accordance with this Section 3.02."

11.  A new clause 3.02(a)(vii) is added as follows:

     "(vii) Notwithstanding anything contained in clauses 3.02(a)(i), (ii) and
     (iii), IMC and PCS hereby acknowledge and agree that for the last six months of that Fiscal Year commencing January 1, 1999 and ending December 31, 1999, PCS's requirements for Finished Potash Products shall be not more than an aggregate of 450,000 Tons and not less than an aggregate of 250,000 Tons, and PCS shall provide IMC with notice of its requirements for Finished Potash Products for such six month period, on or before November 15, 1998."

12.  A new clause 3.02(a)(viii) is added as follows:

     "(viii) Notwithstanding anything contained in clause 3.02(a)(iv), IMC and PCS acknowledge and agree that unless IMC otherwise consents, the aggregate Tons of Finished Potash Products specified in any notice given to IMC by PCS pursuant to clauses 3.02(a)(i), (ii) and (iii) for that Fiscal Year commencing January 1, 2000 and ending December 31, 2000 shall not be more than 975,000 Tons."

13. The last sentence of subsection of 3.05(b) is deleted in its entirety and replaced with the following:

     "The aforesaid $36,000,000 (Canadian) limitation shall be reduced, effective July 1, 1979 and on each July 1 thereafter to and including July 1, 1998, by $750,000 (Canadian), and commencing December 31, 1999 and on each December 31 thereafter by $750,000 (Canadian)."

14. The third complete sentence of section 4.02 following the section heading is deleted in its entirety and replaced with the following:

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     "By the last day of the second month immediately following the end of each
     Fiscal Year, IMC shall furnish to PCS schedules reflecting in reasonable detail Actual Costs and Added Costs by principal elements of costs and Capital Expenditures by capital projects together with the opinion of its independent public accountants."

15.  Clause 4.03(i) is deleted and replaced with the following:

     "(i) one-twelfth (except where the Fiscal Year is the Stub Year, in which case the appropriate fraction shall be one-sixth) of PCS's share of estimated total production for the applicable Fiscal Year as shown in IMC's Base Annual Production Schedule multiplied by the Planned Average Per Ton Production Cost of total production under the Base Annual Production Schedule for such Fiscal Year plus any amount payable in accordance with subsection 4.01(i) or subsection 4.01(a) per such Ton, and"

16. Clause 4.03(ii) and the remaining part of section 4.03 which follows clause 4.03(ii) is deleted and replaced with the following:

     "(ii) one-twelfth (except were the Fiscal Year is the Stub Year, in which case the appropriate fraction shall be one-sixth) of all Added Costs as estimated by IMC to be payable by PCS pursuant to this Processing Agreement for such Fiscal Year.

     As soon as practicable after each quarter of each such Fiscal Year (or each half where such Fiscal Year is the Stub Year), the actual Tonnage produced and the Actual Costs per Ton shall be computed and determined by IMC for the preceding quarter of such Fiscal Year (or such half, as the case may be) and a written statement setting forth such computations by expense element classification together with Added Costs payable by PCS pursuant to this Processing Agreement for such preceding quarter (or half, as the case may be) shall be furnished promptly to PCS. Within thirty
     (30) days after such statement has been so furnished such payments shall be made by IMC to PCS or PCS to IMC as shall be required to adjust the amount theretofore paid by PCS to the amount to which should have been paid (on the basis of Actual Costs and Added Costs) by PCS with respect to Finished Potash Products mined and processed for PCS during such preceding quarter (or preceding half, as the case may be). Within thirty (30) days after the audit referred to in Section 4.02, a final adjustment for the Fiscal Year will be made by IMC and a written statement thereof shall be submitted to PCS. Within thirty (30) days thereafter payment shall be made by IMC or PCS as shall be required for the final adjustment shown in such statement."

17.  Section 4.04 is deleted and replaced with the following:

     "Section 4.04. IMC to Furnish Base Annual Production Schedule and Planned Average Per Ton Production Cost. The Base Annual Production Schedule and the Planned Average Per Ton Production Cost, determined by IMC on a quarterly (or three (3) consecutive month basis where such Fiscal Year is the Stub Year) and a Fiscal Year basis supported by estimated Actual Costs by expense element classification, will be furnished by IMC to PCS a reasonable time prior to the commencement of each Fiscal Year. PCS will be advised promptly by IMC of any significant expected changes in the Base Annual Production Schedule and the Planned Average Per Ton Production Cost whenever such changes occur or are anticipated to occur."

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18.  The last complete sentence of Section 5.01 is deleted in its entirety and replaced with the following:

     "The proportionate share of PCS of Capital Expenditures hereunder shall be a percentage determined by dividing the total Tonnage of Finished Potash Products processed for PCS or PCS and AMAX, as the case may be, during the thirty-six (36) month period immediately preceding the Fiscal Year in which the Capital Expenditures are made with the total Tonnage of Finished Potash Products processed at the Esterhazy Facilities during such thirty-six (36) month period."

19. Clause 5.03(d)(i) is amended by adding after the expression "five hundred thousand (500,000) Tons of Finished Potash Products per Fiscal Year" the following:

     "(two hundred and fifty thousand (250,000) Tons where such Fiscal Year is the Stub Year)".


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20.  Article VII is deleted in its entirety and replaced with the following:

     "ARTICLE VII

     TERM OF PROCESSING AGREEMENT

     7.01(a) This Processing Agreement shall continue in effect until December 31, 2001, and, unless terminated by PCS as herein provided, for five (5) additional consecutive periods of five (5) years each.

     7.01(b) PCS may terminate this Processing Agreement as of December 31, 2001, or at the end of any five (5) year period thereafter by giving IMC six (6) months' written notice prior to December 31, 2001 or the expiration of any such additional five (5) year period.

     7.01(c) Notwithstanding the provisions of subsection 7.01(a), and in addition to any right that IMC may have in accordance with this Processing Agreement to terminate this Processing Agreement, IMC may, at any time after December 31, 2011, by giving to PCS one (1) year's prior written notice of its intention to do so, terminate all mining and processing with the Esterhazy Facilities. If IMC provides this notice, this Processing Agreement shall terminate on the December 31 next following the expiry of the said one (1) year notice.

     7.01(d) If PCS has not terminated this Processing Agreement in accordance with subsection 7.01(b) and IMC has not terminated this Processing Agreement in accordance with subsection 7.01(c), so that this Processing Agreement is in effect on December 31, 2026, and if thereafter IMC shall continue to manage and operate the Esterhazy Facilities, IMC will, at the timely request of PCS, continue to perform for PCS, as an independent contractor, the services generally set forth in subsection 3.01(a) to the extent that there is capacity to do so at the Esterhazy Facilities which is unused and available for such purpose from time to time and PCS will pay IMC for such services as set forth in Article IV. It is understood and agreed by the parties that after the expiration of the term of this Processing Agreement PCS shall have no other rights as set forth in this Processing Agreement, including without limitation, the right to participate in any expansion of the Esterhazy Facilities and the right to have a minimum annual quantity of potash mined and processed for it."

21. In the event of any conflict or inconsistency between the terms of this agreement and the Agreement, the terms of this agreement shall prevail.

22. This agreement shall be governed by and interpreted in accordance with the laws in force from time to time in the Province of Saskatchewan and shall, for all purposes, be deemed to have been made in the Province of Saskatchewan.

23. This agreement may be executed in counterparts and all such counterparts shall be read together and shall constitute one agreement, and shall be binding upon all parties when executed by all parties.

24. This agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns, as permitted under the Agreement.

25. As used in this agreement, including the recitals hereto, all capitalized terms shall have the meaning subscribed to them in the Agreement.

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26.  The Agreement is hereby confirmed in all other respects.


IN WITNESS WHEREOF, International Minerals & Chemical (Canada) Global Limited and Potash Corporation of Saskatchewan Inc. have caused this agreement to be executed and delivered by the respective officers thereunto duly authorized as of the day and year first above written.


                                           INTERNATIONAL MINERALS & CHEMICAL
                                           (CANADA) GLOBAL LIMITED

                                           Per:  /s/________________________

                                           Per:  /s/________________________


                                           POTASH CORPORATION OF SASKATCHEWAN
                                           INC.

                                           Per:  /s/________________________

                                           Per:  /s/________________________